Exhibit 10.1

SEVENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 21st day of December, 2006, by and between Silicon Valley Bank (“Bank”) and Exelixis, Inc., a Delaware corporation (“Borrower”) whose address is 170 Harbor Way, South San Francisco, CA 94083.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 22, 2002, as amended by that certain Loan Modification Agreement by and between Bank and Borrower dated as of October 1, 2002, that certain Loan Modification Agreement by and between Bank and Borrower dated as of June 4, 2003, that certain Loan Modification Agreement by and between Bank and Borrower dated as of September 15, 2003, that certain Loan Modification Agreement by and between Bank and Borrower dated as of February 1, 2004, that certain Loan Modification Agreement by and between Bank and Borrower dated as of December 21, 2004, and that certain Sixth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 29, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to provide for an additional equipment loan facility.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Equipment Advances Facility C. Section 2.1 of the Loan Agreement is amended to add a new sub-section 2.1.3 to read as follows:

“2.1.3 Facility C Equipment Advances.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from December 21, 2006 through December 31, 2007 (the “Facility C Availability End Date”), equipment advances (“Facility C Equipment Advances”) in an aggregate amount not to exceed the Facility C Committed Equipment Line. When repaid, the Facility C Equipment Advances may not be reborrowed. The proceeds of each Facility C Equipment Advance will be used solely to reimburse Borrower for 100% of the Original Stated Cost of Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) of the Facility C Equipment Advance. Each Facility C Equipment Advance must be for a minimum of $2,000,000.

(b) To obtain a Facility C Equipment Advance, Borrower will deliver a Loan Supplement to Bank in accordance with the terms and conditions set forth under Section 2.1.1(b).

(c) Bank’s obligation to lend under this Section 2.1.3 shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Facility C Availability End Date.

(d) Borrower shall have the option to prepay the outstanding amount of all Facility C Equipment Advances so long as Borrower (a) provides written notice to Bank of its election to prepay the Facility C Equipment Advances at least thirty (30) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Facility C Equipment Advances through the date the prepayment is made; (ii) all unpaid principal with respect to the Facility C Equipment Advances; (iii) an early termination fee equal to one percent (1%) of the Facility C Commitment Equipment Line; and (iv) all other sums, if any, that shall have become due and payable in connection with the Facility C Committed Equipment Line. For the avoidance of doubt, the Facility A Committed Equipment Line and the Facility B Committed Equipment Line are not subject to any prepayment penalties and any prepayment by Borrower of Facility A Equipment Advances and Facility B Equipment Advances shall be made in accordance with Section 2.3.1(d) of the Loan Agreement.

2.2 Overadvances. Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.2 Overadvances.

(a) If the Obligations under Section 2.1.1 at any time exceed the Facility A Committed Equipment Line or the principal balance of the segregated securities account(s) required by Section 6.4(a) hereof at any time is less than 100% of the outstanding principal balance of the Obligations under Section 2.1.1, then Borrower will be in an Overadvance to the extent of such excess amount. If Borrower is in an Overadvance, then Borrower shall immediately repay to Bank such excess amount.

(b) If the Obligations under Section 2.1.2 at any time exceed the Facility B Committed Equipment Line or the principal balance of the non-interest bearing certificate deposit account(s) required by Section 6.4(b) hereof at any time is less than 100% of the outstanding principal balance of the Obligations under Section 2.1.2, then Borrower will be in an Overadvance to the extent of such excess amount. If Borrower is in an Overadvance, then Borrower shall immediately repay to Bank such excess amount.

(c) If the Obligations under Section 2.1.3 at any time exceed the Facility C Committed Equipment Line or the principal balance of the non-interest bearing certificate deposit account(s) required by Section 6.4(c) hereof at any time is less than 100% of the outstanding principal balance of the Obligations under Section 2.1.3, then Borrower will be in an Overadvance to the extent of such excess amount. If Borrower is in an Overadvance, then Borrower shall immediately repay to Bank such excess amount.”

2.3 Repayment of Facility C Equipment Advances. Section 2.3 of the Loan Agreement is added to add sub-section 2.3.1(a)(iii) to read as follows:

“(iii) With respect to Facility C Equipment Advances, each Facility C Equipment Advance shall immediately amortize and be payable in 48 equal payments of principal and interest beginning on the last Business Day of the month following the Funding Date and continuing on the same day of each month thereafter. The final payment due on the applicable Facility C Maturity Date shall include all outstanding principal and all accrued unpaid interest.”

2.4 Collateral Accounts. Section 6.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“6.4 Collateral Accounts.

(a) Borrower will at all times maintain on deposit in a segregated securities account with Bank or one of Bank’s Affiliates a principal balance in a value equal to at least 100% of the outstanding principal balance of the Obligations under Section 2.1.1 plus all requested Credit Extensions (other than the principal portion of the Obligations under Section 2.1.2 and Section 2.1.3) (the “Facility A Collateral”), the value of such account to be marked to market on a monthly basis. The balance in such account must be invested in a manner consistent with the Investment Policies approved by Borrower’s Board of Directors, dated April 28, 2000, or in mutual funds offered by Bank or one of its Affiliates.

(b) Borrower will at all times maintain on deposit in a non-interest bearing certificate deposit account(s) with Bank or one of Bank’s Affiliates (and Bank or Bank’s Affiliates, as the case may be, will only allocate such deposits to a non-interest bearing certificate deposit account) a principal balance in a value equal to at least 100% of the outstanding principal balance of the Obligations under Section 2.1.2 plus all requested Credit Extensions (other than the principal portion of the Obligations under Sections 2.1.1 and 2.1.3) (the “Facility B Collateral”).

(c) Borrower will at all times maintain on deposit in a non-interest bearing certificate deposit account(s) with Bank or one of Bank’s Affiliates (and Bank or Bank’s Affiliates, as the case may be, will only allocate such deposits to a non-interest bearing certificate deposit account) a principal balance in a value equal to at least 100% of the outstanding principal balance of the Obligations under Section 2.1.3 plus all requested Credit Extensions (other than the principal portion of the Obligations under Sections 2.1.1 and 2.1.2) (the “Facility C Collateral” and together with the Facility A Collateral and Facility B Collateral, the “Collateral”).”

2.5 Encumbrances. Section 7.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Borrower will not create, incur or allow to exist any Lien on the Collateral, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest herein granted to Bank, subject to Permitted Liens.”

2.6 Amended Definitions. The following defined terms under Section 13.1 of the Loan Agreement are each hereby amended to read as follows:

“Basic Rate” is (i) with respect to Facility C Equipment Advances, 0.85% fixed, (ii) with respect to Facility B Equipment Advances, 0.70% fixed, and (iii) with respect to Facility A Equipment Advances, the Prime Rate, as that rate shall change from time to time.

“Equipment Advances” are Facility A Equipment Advances, Facility B Equipment Advances and Facility C Equipment Advances, collectively.

2.7 New Definitions. The following new defined terms are added to Section 13.1 of the Loan Agreement in alphabetical order:

“Facility C Committed Equipment Line” is $25,000,000 of Facility C Equipment Advances for the financing of Eligible Equipment.

“Facility C Equipment Advances” is defined in Section 2.1.3.

“Facility C Maturity Date” is, for each Facility C Equipment Advance, a date which is 48 months after such Facility C Equipment Advance is made.

2.8 Exhibit A. Exhibit A attached to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on March 10, 2006 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Good Faith Deposit. Borrower agrees to pay to Bank a Good Faith Deposit of $100,000 (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. The Good Faith Deposit is refundable if the transactions contemplated hereunder are not approved by Bank, which approval is in the sole discretion of Bank. Otherwise, the Good Faith Deposit shall be applied to pay any Bank Expenses incurred by Bank in connection with this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Bank’s receipt of the Corporate Borrowing Certificate in the form of Exhibit B attached hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Exelixis, Inc.

By:	/s/ Benjermin Colombo	By:	/s/ Christoph Pereira
Name:	Benjermin Colombo	Name:	Christoph Pereira
Title:	Deal Team Leader, Life Science Practice	Title:	VP, Legal Affairs and Secretary